                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
                                         only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ARTISAN COMPONENTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            ARTISAN COMPONENTS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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        (4)    Proposed maximum aggregate value of transaction:

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        (5)    Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:

           ---------------------------------------------------------------------

           (2)  Form, Schedule or Registration Statement No.:

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           (3)  Filing Party:

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           (4)  Date Filed:

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

                            ARTISAN COMPONENTS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 17, 2000

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ARTISAN COMPONENTS, INC., a Delaware corporation ("Artisan"), will be held on Thursday, February 17, 2000 at 10:00 a.m. local time, at Artisan's principal executive offices located at 1195 Bordeaux Drive, Sunnyvale, California for the following purposes:

     1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Artisan for the fiscal year ending September 30, 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on January 5, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                              Sincerely,

                                              Mark R. Templeton
                                              President and Chief Executive
                                              Officer

Sunnyvale, California
January 24, 2000

                            YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            ARTISAN COMPONENTS, INC.
                            ------------------------

                            PROXY STATEMENT FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of ARTISAN COMPONENTS, INC., a Delaware corporation ("Artisan"), for use at the Annual Meeting of Stockholders to be held Thursday, February 17, 2000 at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Artisan's principal executive offices located at 1195 Bordeaux Drive, Sunnyvale, California 94089. Its telephone number at that location is (408) 734-5600.

     These proxy solicitation materials and the Annual Report to Stockholders for the year ended September 30, 1999, including financial statements, were first mailed on or about January 24, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Stockholders of record at the close of business on January 5, 2000 are entitled to notice of and to vote at the meeting. Artisan has one series of common shares outstanding, designated Common Stock, $0.001 par value. At the record date, 14,070,887 shares of Artisan's Common Stock were issued and outstanding and held of record by 132 stockholders. No shares of Artisan's preferred stock were outstanding.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of Artisan as of January 5, 2000 as to (i) each person who is known by Artisan to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of Artisan,
(iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                     COMMON STOCK
                                                                     BENEFICIALLY    PERCENTAGE
FIVE PERCENT STOCKHOLDERS, DIRECTORS AND CERTAIN EXECUTIVE OFFICERS    OWNED(1)       OWNED(2)
-------------------------------------------------------------------  ------------    ----------
Amerindo Investment Advisors Inc.(3)............................      1,941,100         13.8%
One Embarcadero Center, Suite 2300
San Francisco, CA 94111
State of Wisconsin Investment Board(4)..........................      1,105,000          7.9%
  121 East Wilson Street
  Madison, WI 53702
Entities Affiliated with U.S. Venture Partners(5)...............        939,950          6.7%
  2180 Sand Hill Road, Suite 300
  Menlo Park, CA 94025
John G. Malecki.................................................        882,950          6.3%
  1195 Bordeaux Drive
  Sunnyvale, CA 94089
Lucio Lanza(5)..................................................        968,841          6.9%
Mark R. Templeton...............................................        870,353          6.2%
Scott T. Becker(6)..............................................        690,460          4.9%
Larry J. Fagg(7)................................................         48,436            *
Dhrumil Gandhi(8)...............................................        320,735          2.3%
Jeffrey A. Lewis................................................        178,705          1.3%
Dr. Eli Harari..................................................         19,686            *
All directors and executive officers as a group (8 persons).....      3,106,528         21.4%

---------------
 *  Less than 1%

(1) Includes the following shares subject to options to purchase Artisan Common Stock that are currently exercisable or will be exercisable within 60 days of January 5, 2000: John G. Malecki 17,500; Lucio Lanza 14,061; Mark R. Templeton 50,000; Scott T. Becker 25,000; Larry J. Fagg 48,394; Dhrumil Gandhi 147,941; Jeffrey A. Lewis 152,976; Eli Harari 19,686; and all executive officers and directors as a group 467,370.

(2) Applicable percentage of ownership is based on 14,070,887 shares of Common Stock outstanding as of January 5, 2000 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after January 5, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Reflects information filed with the Securities and Exchange Commission on
    Schedule 13G/A on August 13, 1999 by Amerindo Investment Advisors, Inc. ("Amerindo") a registered investment advisor. Amerindo filed on behalf of itself, Amerindo Investment Advisors, Inc., a Panama corporation ("Panama"), Alberto W. Vilar and Gary A. Tanaka. Messrs. Vilar and Tanaka are the only directors and executive officers of Panama and are each directors and executive officers of Amerindo. Although the Schedule 13G/A was filed jointly, each of Messrs. Vilar and Tanaka, Amerindo and Panama expressly disclaim direct membership in any group. Amerindo has shared voting and dispositive power over 1,498,500 shares of Artisan's Common Stock. Panama has shared voting and dispositive power over 442,600 shares of Artisan's Common Stock. Messrs. Vilar and Tanaka have shared voting and dispositive power over 1,941,100 shares of Artisan's Common Stock.

(4) Reflects information filed with the Securities and Exchange Commission on
    Schedule 13f on September 30, 1999 by the State of Wisconsin Investment Board ("SWIB"). The Company has no further information with respect to the nature of SWIB's ownership of Artisan Common Stock.

(5) Includes 798,972 shares held by U.S. Venture Partners IV L.P., 97,650 shares held by Second Ventures II, L.P. and 43,328 shares held by USVP Entrepreneur Partners II, L.P. Mr. Lanza, a director of Artisan, is a general partner of these entities. Mr. Lanza disclaims beneficial ownership of the shares held by the limited partnerships except to the extent of his respective proportionate partnership interests therein. The other general partners of each of U.S. Venture Partners IV, L.P., Second Ventures II, L.P. and USVP Entrepreneur Partners II, L.P. are William K. Bowes Jr., Irwin B. Federman, Steven M. Krausz, Dale J. Vogel and Philip M. Young.

(6) Includes 20,400 shares held in trust for Mr. Becker's children over which Mr. Becker may be deemed to share voting and investment powers.

(7) Mr. Fagg, the Company's Vice President, Worldwide Sales, has announced his resignation from the Company effective January 31, 2000.

(8) Includes 19,300 shares held in trust for Mr. Gandhi's children and 153,494 shares held in trust for the Gandhi Family Trust. Mr. Gandhi may be deemed to share voting and investment power over each of these trusts.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Artisan a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Deliveries to Artisan should be addressed to Mr. Mark R. Templeton, Secretary, 1195 Bordeaux Drive, Sunnyvale, California 94089.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than four candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     This solicitation of proxies is made by Artisan, and all related costs will be borne by Artisan. In addition, Artisan may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of Artisan's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy roles promulgated by the Securities and Exchange Commission. Proposals of stockholders of Artisan that are intended to be presented by such stockholders at Artisan's 2001 Annual Meeting of Stockholders must be received by Artisan no later than September 20, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The attached proxy card grants the proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2001 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than December 4, 2000. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2001 Annual Meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of four directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Artisan's four nominees named below. All of the nominees are presently directors of Artisan. In the event that any nominee of Artisan is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Artisan is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the four nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and "broker non-votes" are not counted in the election of directors.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                                                              DIRECTOR
          NAME OF NOMINEE            AGE                POSITION WITH ARTISAN                  SINCE
          ---------------            ---                ---------------------                 --------
Mark R. Templeton..................  41    President, Chief Executive Officer and Director      1991
Scott T. Becker....................  39    Chief Technology Officer and Director                1991
Lucio L. Lanza(1)(2)...............  56    Chairman of the Board                                1996
Dr. Eli Harari(1)(2)...............  54    Director                                             1997

---------------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

     There is no family relationship between any director or executive officer of Artisan.

     MARK R. TEMPLETON has served as President, Chief Executive Officer and a director of Artisan since April 1991 when he co-founded Artisan. From April 1990 to March 1991, Mr. Templeton was director of the Custom IC Design Group at Mentor Graphics Corporation ("Mentor Graphics"), an EDA company. From October 1984 to March 1990, he held various positions with Silicon Compilers Systems Corporation ("Silicon Compilers"), an EDA company, with the last position being Director of the Custom IC Design Group.

     SCOTT T. BECKER has served as Chief Technology Officer and a director of Artisan since April 1991 when he co-founded Artisan. From April 1990 to April 1991, he was the manager of the library development group at the IC Division of Mentor Graphics. From May 1985 to April 1990, he was responsible for library development at Silicon Compilers.

     LUCIO L. LANZA has served as a director of Artisan since March 1996 and was named Chairman of the Board of Directors in November 1997. Mr. Lanza joined U.S. Venture Partners, a venture capital firm, as a partner in 1990 and became a general partner in 1996. From 1990 to 1995, Mr. Lanza also served as an independent consultant to companies in the semiconductor, communications and computer-aided design industries. From 1986 to 1989, he served as Chief Executive Officer of EDA Systems, Inc., a design automation software company. Mr. Lanza also serves on the boards of directors of several private companies including PDF Solutions, Inc., Personify, Inc., think3design and Veridicom, Inc.

     DR. ELI HARARI has served as a director of Artisan since November 1997. Dr. Harari is the founder of SanDisk Corporation ("SanDisk"), a flash memory data storage product company, and has served as the President, Chief Executive Officer and a director of SanDisk since June 1988. Dr. Harari founded Wafer Scale Integration, a privately held semiconductor company, in 1983 and was its President and Chief Executive Officer from 1983 to 1986, and Chairman and Chief Technical Officer from 1986 to 1988. From 1973 to 1983, Dr. Harari held various management positions with Honeywell Inc., Intel Corporation and Hughes Aircraft Microelectronics.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of Artisan held a total of four meetings and acted by unanimous written consent four times during fiscal 1999. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee, which consisted of Messrs. Lanza and Harari during fiscal 1999, is responsible for overseeing actions taken by Artisan's independent auditors and reviews Artisan's internal financial controls. The Audit Committee met once during fiscal 1999.

     The Compensation Committee, which consisted of Messrs. Lanza and Harari during fiscal 1999, met once during fiscal 1999, and acted by unanimous written consent seven times. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of Artisan and administers various incentive compensation and benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Lanza and Harari. Mr. Templeton, who is President, Chief Executive Officer and a Director of Artisan, participates in all discussions regarding salaries and incentive compensation for all employees and consultants to Artisan, except that Mr. Templeton is excluded from discussions regarding his own salary and incentive compensation.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants to audit the consolidated financial statements of Artisan for the fiscal period ending September 30, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     PricewaterhouseCoopers LLP has audited Artisan's financial statements annually since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth total compensation for the fiscal years ended September 30, 1997, 1998 and 1999 for the Chief Executive Officer and each of the next four most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                             ------------
                                              ANNUAL COMPENSATION(1)          NUMBER OF
                                        ----------------------------------    SECURITIES
                               FISCAL                         OTHER ANNUAL    UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY     BONUS     COMPENSATION    OPTIONS(2)    COMPENSATION(3)
 ---------------------------   ------   --------   --------   ------------   ------------   ---------------
Mark R. Templeton............   1999    $172,800   $     --       $--               --          $1,105
  President and Chief           1998     172,800         --        --          100,000           1,105
  Executive Officer             1997     172,800      2,500        --               --           4,474

Scott T. Becker..............   1999     172,800         --        --               --           1,728
  Chief Technology Officer      1998     172,800         --        --           50,000           1,728
                                1997     172,800      2,500        --               --           1,728

Larry J. Fagg(4).............   1999     140,000    122,290        --           50,000              --
  Vice President,               1998     140,000     84,208        --               --              --
  Worldwide Sales               1997      11,671      9,375        --          109,432              --

Dhrumil Gandhi...............   1999     172,800         --        --               --           2,500
  Vice President, Engineering   1998     172,800         --        --           50,000           2,500
                                1997     172,800      2,500        --               --           2,376

Jeffrey A. Lewis.............   1999     149,567     15,000        --               --           2,808
  Vice President, Market        1998     140,000     21,667        --           35,000           2,400
  and Business Development      1997     140,000     22,500        --          253,705           2,375

---------------
(1) Other than salary and bonus described herein, Artisan did not pay the persons named in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

(2) These shares are subject to stock options granted under the 1993 Stock Option Plan.

(3) Represents matching contributions under Artisan's 401(k) plan.

(4) Mr. Fagg joined Artisan in August 1997 and has announced his resignation from Artisan effective January 31, 2000. The entire amount of Mr. Fagg's 1998 and 1999 bonus represents sales commissions.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning each grant of options to purchase Artisan's Common Stock made during the fiscal year ended September 30, 1999 to the Named Executive Officers.

                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                            ----------------------------------------------------------     MINUS EXERCISE PRICE AT
                             NUMBER OF       PERCENT OF                                    ASSUMED ANNUAL RATES OF
                             SECURITIES     TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                             UNDERLYING      GRANTED TO        EXERCISE                       FOR OPTION TERM(1)
                              OPTIONS       EMPLOYEES IN        PRICE       EXPIRATION    --------------------------
           NAME               GRANTED        FISCAL YEAR     PER SHARE(2)      DATE           5%             10%
           ----             ------------   ---------------   ------------   ----------    -----------    -----------
Mark R. Templeton.........         --             --                --            --             --             --
Scott T. Becker...........         --             --                --            --             --             --
Larry J. Fagg.............     50,000            6.6%           $12.50       7/18/09       $393,059       $996,089
Dhrumil Gandhi............         --             --                --            --             --             --
Jeffrey A. Lewis..........         --             --                --            --             --             --

---------------
(1) Potential realizable value is based on the assumption that the Common Stock of Artisan appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect Artisan's estimate of future stock price growth.

(2) This option becomes exercisable as to 25% of the shares subject to the option exercisable on the first anniversary of the date of grant and as to 6.25% of such shares quarterly thereafter. The option was granted at an exercise price equal to the fair market value of Artisan's Common Stock, as determined by reference to the closing sale price of the Common Stock on the Nasdaq National Market on the date of grant. Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Artisan, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table shows stock options exercised by Named Executive Officers during fiscal 1999, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Artisan's Common Stock.

                                                       NUMBER OF SECURITIES
                        NUMBER                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                       OF SHARES                            OPTIONS AT               IN-THE-MONEY OPTIONS AT
                       ACQUIRED                         SEPTEMBER 30, 1999            SEPTEMBER 30, 1999(2)
                          ON           VALUE       ----------------------------    ----------------------------
        NAME           EXERCISE     REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           ---------    -----------    -----------    -------------    -----------    -------------
Mark R. Templeton....       --             --         37,500          62,500       $   34,688       $ 57,813
Scott T. Becker......       --             --         18,750          31,250           17,344         28,906
Larry J. Fagg(3).....       --             --         54,716         104,716          198,346        198,346
Dhrumil Gandhi.......   46,103       $189,022        141,690          31,251        1,072,392         50,783
Jeffrey A. Lewis.....   58,000       $407,769        121,888          85,303          943,101        573,092

---------------
(1) Fair market value of the Common Stock as of the date of exercise minus the exercise price.

(2) Fair market value of the Common Stock as of September 30, 1999 minus the exercise price.

(3) At September 30, 1999, 50,000 of the unexercisable shares shown for Mr. Fagg were not in-the-money.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Pursuant to the terms of a September 5, 1996 amendment to his offer letter, Jeffrey A. Lewis, Vice President, Market and Business Development of Artisan, is entitled, under specified conditions, to partial acceleration of vesting of an option to purchase 253,705 shares of Artisan's Common Stock. Specifically, in the event Mr. Lewis' employment is terminated other than for cause following the sale or merger of Artisan with another entity, 25% of Mr. Lewis' original option grant will vest and become immediately exercisable.

     Pursuant to the terms of his July 31, 1997 offer letter, Larry J. Fagg, Vice President, Worldwide Sales of Artisan is entitled, under specified conditions, to partial acceleration of vesting of options to purchase 109,432 shares of Artisan's Common Stock and certain severance and benefit payments. In the event Mr. Fagg's employment is terminated other than for cause following a change of control of Artisan, 50% of the remaining unvested shares of Mr. Fagg's original option grant will vest and become immediately exercisable, Mr. Fagg will be entitled to receive a severance payment equal to six month's base salary and commissions at target and he will be entitled to continue to participate in Artisan's benefit programs for a period of six months after the effective date of his termination at no cost to him. For purposes of Mr. Fagg's employment, a change in control of Artisan is defined as the acceptance by Artisan of any offer that would result in the acquiror owning more than 50% of Artisan's assets or voting stock then outstanding. Mr. Fagg has announced his resignation from Artisan effective January 31, 2000.

COMPENSATION OF DIRECTORS

     Directors currently receive no cash fees for serving as directors. Artisan's 1997 Director Option Plan provides for the non-discretionary automatic grant of options to each non-employee director of Artisan ("Outside Director"). Each Outside Director was automatically granted an option to purchase 25,000 shares upon the effective date of Artisan's initial public offering which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48 of the shares per month thereafter. Each new Outside Director is automatically granted an option to purchase 25,000 shares upon the date on which such person first becomes a director which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48 of the shares per month thereafter. Subsequently, each Outside Director is granted an additional option to purchase 5,000 shares of Common Stock at the next meeting of the Board of Directors following the Annual Meeting of Stockholders if, on such date, he or she has served as a director for at least six months, which vests at a rate of 1/48 of the shares per month following the date of grant. The exercise price of options granted to Outside Directors must be 100% of the fair market value of Artisan's Common Stock on the date of grant. Pursuant to such automatic grant mechanism, on April 16, 1999, Messrs. Lanza and Harari were each granted an option to purchase 5,000 shares of Artisan's Common Stock at an exercise price of $5.375 per share.

CERTAIN TRANSACTIONS

     In June 1999, Artisan and Robert Selvi, Artisan's former Chief Financial Officer, entered into a letter agreement pursuant to which Mr. Selvi was engaged as a part-time consultant for the period from June 21, 1999, the date on which his resignation as Chief Financial Officer was effective, through September 30, 1999. Pursuant to such agreement, Mr. Selvi's stock options continued to vest during that period and Mr. Selvi was paid $150 per hour for his consulting services.

     Artisan believes that the transaction set forth above was made on terms no less favorable to Artisan than could have been obtained from an unaffiliated third party. All future transactions, including loans, between Artisan and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will continue to be on terms no less favorable to Artisan than could be obtained from unaffiliated third parties.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors reviews and approves Artisan's executive compensation policies. The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to Artisan's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 1999.

  Compensation Philosophy

     Artisan's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of Artisan's executive compensation program is therefore to closely align the interests of the executive officers with those of Artisan's stockholders. To achieve this goal, Artisan attempts to offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of Artisan, motivate individuals to perform at their highest level and reward outstanding achievement. In addition, Artisan attempts to maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and encourage executives to manage from the perspective of owners with an equity stake in Artisan. To achieve these goals, the Compensation Committee has established an executive compensation program primarily consisting of cash compensation and stock options.

     The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. The Compensation Committee reviews and approves base salaries for the Chief Executive Officer and other executives annually. Base salaries in fiscal 1999 were established by the Compensation Committee based upon an executive's job responsibilities, level of experience, individual performance and contribution to the business.

     In addition to base salary, Artisan occasionally pays bonuses to its executive officers, although Artisan did not have a formal bonus plan in fiscal 1999. Sales and marketing executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

     Artisan provides long-term incentives through its 1993 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of Artisan. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of Artisan. All options granted to executive officers to date have been granted at the fair market value of Artisan's Common Stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of Artisan's long-term strategic performance goals.

     During fiscal 1999, the compensation of Mark R. Templeton, Artisan's President and Chief Executive Officer, consisted solely of base salary. Mr. Templeton's base salary for fiscal 1999 was $172,800. Mr. Templeton was not paid a cash bonus for fiscal 1999. The Compensation Committee reviews the Chief Executive Officer's salary using the same criteria and policies as are employed for the other executive officers.

  Impact of Section 162(m) of the Internal Revenue Code

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to Artisan's executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. In general, it is Artisan's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. As a result, at a Special Meeting of Stockholders in November 1997, the stockholders approved certain amendments to the Plan intended to preserve Artisan's ability to deduct the compensation expense relating to stock options granted under the Plan, and affirmed such amendment at the 1999 Annual Meeting of Stockholders. In approving the amount and form of compensation for Artisan's executive officers, the Compensation Committee will continue to consider all elements of the cost to Artisan of providing such compensation, including the potential impact of Section 162(m).

                                          Respectfully submitted by:

                                          COMPENSATION COMMITTEE

                                          Lucio L. Lanza
                                          Dr. Eli Harari

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of Artisan's Common Stock with the cumulative return of the Nasdaq Electronic Components Stock Index and the Nasdaq Stock Market (U.S.) Index for the period commencing February 3, 1998 (the first trading date following Artisan's initial public offering) and ending on September 30, 1999. Note that historic stock price performance is not necessarily indicative of future stock price performance.

            COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN(1) AMONG
         ARTISAN COMPONENTS, INC., NASDAQ ELECTRONIC COMPONENTS INDEX,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX

                                                                               NASDAQ STOCK MARKET          NASDAQ ELECTRONIC
                                                ARTISAN COMPONENTS, INC.          (U.S.) INDEX              COMPONENTS INDEX
                                                ------------------------       -------------------          -----------------
2/3/1998                                                100.000                      100.000                     100.000
3/31/1998                                               180.000                      110.248                      92.919
6/30/1998                                               135.000                      113.277                      86.391
9/30/1998                                                73.750                      102.293                      89.798
12/31/1998                                               53.125                      132.744                     130.534
3/31/1999                                                51.875                      148.487                     135.548
6/30/1999                                               116.250                      162.461                     153.840
9/30/1999                                                86.250                      166.165                     184.712

---------------

(1) The graph assumes that $100 was invested on February 3, 1998 (the first trading date following Artisan's initial public offering) in Artisan's Common Stock and in the Nasdaq Electronic Components Index and in NASDAQ Stock Market (U.S.) and that all dividends were reinvested. No dividends have been declared or paid on Artisan's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or Securities Exchange Act of 1934, as amended, except to the extent that Artisan specifically incorporates it by reference into such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Artisan's executive officers and directors, and persons who own more than ten percent of a registered class of Artisan's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Artisan with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, Artisan believes that, during fiscal 1999 all executive officers and directors of Artisan complied with all applicable filing requirements, except that Scott Becker filed a Form 4 late with respect to certain transactions in the month of February 1999.

                                 OTHER MATTERS

     Artisan knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: January 24, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            ARTISAN COMPONENTS, INC.
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 17, 2000

        The undersigned stockholder of ARTISAN COMPONENTS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 24, 2000, and hereby appoints Mark R. Templeton and Scott T. Becker, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of ARTISAN COMPONENTS, INC. to be held on February 17, 2000 at 10:00 a.m. local time, at 1195 Bordeaux Drive, Sunnyvale, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

        1. ELECTION OF DIRECTORS:

           [ ]    FOR all nominees listed below      [ ]    WITHHOLD
                  (except as indicated)

           IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
           BELOW:

           Mark R. Templeton, Scott T. Becker, Lucio L. Lanza and Dr. Eli Harari

        2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF ARTISAN FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000:

           [ ]      FOR          [ ]     AGAINST          [ ]     ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                        Dated:                   , 2000
                                              ------------------

                                        ----------------------------------------
                                              Signature

                                        ----------------------------------------
                                              Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)